UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2011 (May 12, 2011)

Niska Gas Storage Partners LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On May 12, 2011, Niska Gas Storage Management LLC (“Management”), the managing member of Niska Gas Storage Partners LLC (the “Company”), appointed James G. Jackson to serve as an independent director of the board of directors (the “Board”) of the Company, effective May 12, 2011. In addition, the Board appointed Mr. Jackson to serve on the Audit Committee of the Board (the “Audit Committee”).  As a result of Mr. Jackson’s appointment, the size of the Board increased to eight members and the size of the Audit Committee increased to three members, all of whom are independent as defined under the listing standards established by the New York Stock Exchange.

Mr. Jackson will receive the same compensation as the Company provides to the other non-employee independent directors, which are described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on June 25, 2010.

There is no arrangement or understanding between Mr. Jackson and any other person pursuant to which Mr. Jackson was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: May 16, 2011	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary